     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999


                                                      REGISTRATION NO. 333-77899
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                     TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                BLOCKBUSTER INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           7841                          52-1655102
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification Number)

                            ------------------------

                                1201 ELM STREET
                              DALLAS, TEXAS 75270
                                 (214) 854-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                                EDWARD B. STEAD
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                BLOCKBUSTER INC.
                                1201 ELM STREET
                              DALLAS, TEXAS 75270
                                 (214) 854-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies to:

       STEPHEN T. GIOVE                MICHAEL D. FRICKLAS             KENNETH A. LEFKOWITZ
      SHEARMAN & STERLING                  VIACOM INC.               HUGHES HUBBARD & REED LLP
     599 LEXINGTON AVENUE                 1515 BROADWAY               ONE BATTERY PARK PLAZA
   NEW YORK, NEW YORK 10022         NEW YORK, NEW YORK 10036       NEW YORK, NEW YORK 10004-1482
        (212) 848-4000                   (212) 258-6000                   (212) 837-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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
                                EXPLANATORY NOTE

    This registration statement contains two forms of prospectus: one to be used in connection with a U.S. and Canadian offering of the registrant's class A common stock and one to be used in connection with a concurrent international offering of the class A common stock. The international prospectus will be identical to the U.S. prospectus except that it will have different front and back cover pages. The form of U.S. prospectus is included herein and is followed by the alternate pages to be used in the international prospectus which differ from those used in the U.S. prospectus. Each of the alternate pages for the international prospectus included herein has been labeled "Alternate Page for International Prospectus." Final forms of each prospectus will be filed with the Securities and Exchange Commission under Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee............................................  $ 178,393
NASD filing fee.................................................     30,500
NYSE listing fee................................................    191,350
Blue Sky fees and expenses......................................      5,000
Attorneys' fees and expenses....................................  2,000,000
Accountants' fees and expenses..................................  1,500,000
Transfer Agent's and Registrar's fees and expenses..............     14,000
Printing and engraving fees.....................................  1,200,000
Miscellaneous...................................................    580,757
                                                                  ---------
    Total.......................................................  $5,700,000
                                                                  ---------
                                                                  ---------

    The amounts set forth above are estimates except for the SEC registration fee and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities, including attorneys' fees, incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.


    The Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the laws of Delaware, as the same may be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.


    The Company's Certificate of Incorporation and By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

    Section 8 of the Underwriting Agreement (Exhibit 1.1 hereto) contains provisions for certain indemnification rights to the directors and officers of the Registrant.

    In addition, the Company maintains liability insurance for its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

    See the index to the exhibits.

(B) FINANCIAL STATEMENT SCHEDULES.

    The schedules have been omitted because of the absence of circumstances under which they could be required.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the U.S. Underwriting Agreement and the International Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas,
Texas on      , 1999.


                              BLOCKBUSTER INC.

                              BY:             /S/ EDWARD B. STEAD
                                   -----------------------------------------
                                                Edward B. Stead
                                           EXECUTIVE VICE PRESIDENT,
                                         GENERAL COUNSEL AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                        TITLE
------------------------------  ---------------------------

              *                 Chairman, President and
------------------------------    Chief Executive Officer
       John F. Antioco

                                Executive Vice President,
              *                   Chief Financial Officer
------------------------------    and Chief Accounting
        Larry J. Zine             Officer

              *                 Director
------------------------------
      Philippe P. Dauman

              *                 Director
------------------------------
       Thomas E. Dooley

              *                 Director
------------------------------
         Linda Griego

              *                 Director
------------------------------
       John L. Muething

              *                 Director
------------------------------
      Sumner M. Redstone

                              *By:            /s/ EDWARD B. STEAD
                                           -------------------------
                                                Edward B. Stead
                                                ATTORNEY-IN-FACT

                              Dated:      , 1999


                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                            DESCRIPTION OF EXHIBIT
----------  ------------------------------------------------------------------------------------------------------

     *1.1   Form of Underwriting Agreement.

      3.1   Form of Amended and Restated Certificate of Incorporation of the Registrant.

      3.2   Form of Bylaws of the Registrant.

    **4.1   Specimen of the certificate representing the Class A Common Stock.

    **5.1   Opinion of Shearman & Sterling as to the legality of the Class A Common Stock.

     10.1   Form of Initial Public Offering and Split-Off Agreement among the Registrant, Viacom International
            Inc. and Viacom Inc.

     10.2   Form of Release and Indemnification Agreement between the Registrant and Viacom Inc.

   **10.3   Form of Transition Services Agreement between the Registrant and Viacom Inc.

     10.4   Form of Registration Rights Agreement between the Registrant and Viacom Inc.

   **10.5   Form of Tax Matters Agreement between the Registrant and Viacom Inc.

    +10.6   Revenue-Sharing Agreement, dated as of November 21, 1997, between the Registrant and Buena Vista Home
            Entertainment, Inc.

    +10.7   Revenue-Sharing Agreement, dated as of September 29, 1998, between the Registrant and Twentieth
            Century Fox Home Entertainment, Inc.

    +10.8   Revenue-Sharing Agreement, dated as of August 25, 1998, between the Registrant and Columbia TriStar
            Home Video, Inc..

    +10.9   Direct Revenue-Sharing Adjustable License Agreement, dated as of October 13, 1998, between the
            Registrant and Universal Studios Home Video.

    +10.10  Revenue-Sharing Agreement, dated as of January 20, 1999, between the Registrant and Warner Home Video, a division of Time Warner Entertainment Company, L.P.

    +10.11  Revenue-Sharing Term Sheet, dated as of July 29, 1999, between the Registrant and Paramount Home
            Video.

     10.12  Employment Agreement between the Registrant and John F. Antioco, dated July 15, 1999.

     10.13  Employment Agreement between Blockbuster Entertainment Group, a business unit of Viacom Inc. and Jim
            Notarnicola, dated June 1, 1998.

     10.14  Employment Agreement between Blockbuster Entertainment Group, a business unit of Viacom Inc. and Gary
            Peterson, dated June 1, 1998.

     10.15  Amendment to the Employment Agreement between Blockbuster Entertainment Group, a business unit of
            Viacom Inc. and Gary Peterson, dated December 1, 1998.

     10.16  Employment Agreement between Blockbuster Entertainment Group, a business unit of Viacom Inc. and
            Edward B. Stead, dated September 2, 1997.

     10.17  Amendment to the Employment Agreement between Blockbuster Entertainment Group, a business unit of
            Viacom Inc. and Edward B. Stead, dated December 1, 1998.

     10.18  Employment Agreement between Blockbuster Entertainment Group, a business unit of Viacom Inc. and Nigel
            Travis, dated June 1, 1998.

     10.19  Amendment to the Employment Agreement between Blockbuster Entertainment Group, a business unit of
            Viacom Inc. and Nigel Travis, dated December 1, 1998.

     10.20  1999 Long-Term Management Incentive Plan.

     10.21  Senior Executive Short-Term Incentive Plan.

   **10.22  Credit Agreement, dated as of June 21, 1999, between the Registrant and the banks named therein.

 EXHIBIT
  NUMBER                                            DESCRIPTION OF EXHIBIT
----------  ------------------------------------------------------------------------------------------------------
     10.23  Form of Promotional Services and Customer Database Services and License Agreement between the
            Registrant and MTV Networks, a division of Viacom International Inc.

     21.1   List of Subsidiaries of the Registrant.

     23.1   Consent of PricewaterhouseCoopers LLP.

   **23.2   Consent of Shearman & Sterling (included in its opinion in Exhibit 5.1).

   **24.1   Powers of Attorney with respect to John F. Antioco, Larry J. Zine, Philippe P. Dauman, Thomas E.
            Dooley and Sumner M. Redstone.

   **24.2   Powers of Attorney with respect to John L. Muething and Linda Griego.

   **27.1   Financial Data Schedule (December 31, 1998).

   **27.2   Financial Data Schedule (March 31, 1999).


------------------------

*   To be filed by amendment.

**  Filed previously.


+ Exhibits for which Registrant is seeking confidential treatment for certain portions. The confidential material in such exhibits have been redacted and separately filed with the Securities and Exchange Commission.